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Supplement
(To Prospectus Supplement
dated March 26, 2001 to Prospectus
dated February 22, 2001)

                                                                    [CHASE LOGO]

                          $367,860,000 (Approximate)


                     Chase Funding Loan Acquisition Trust
            Mortgage Loan Asset-Backed Certificates, Series 2001-C1


     Reference is made to the Prospectus Supplement dated March 26, 2001 attached hereto (the "Prospectus Supplement").


     The Pass-Through Rate with respect to the Class IA-3 Certificates is 6.803% and the Pass-Through Rate with respect to the Class IA-4 Certificates is 6.142%.


     All other provisions of the Prospectus Supplement remain unchanged. Capitalized terms used and not defined herein have the meanings given to them in the Prospectus Supplement.


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                 The date of this Supplement is March 29, 2001.